PUT AGREEMENT

     AGREEMENT, dated as of December 11, 1998, between Audio Book Club, Inc., a Florida corporation (the "Company") and Metacom, Inc., a Minnesota corporation ("Metacom").

     WHEREAS, Metacom, the Company and Classic Radio Acquisition Corp., a indirect wholly-owned subsidiary of the Company ("Classic Radio") have entered into an asset purchase agreement (the "Purchase Agreement") on even date herewith providing for the purchase by Classic Radio of the assets of Metacom's Adventures in Cassettes division (the "Assets");

     WHEREAS, pursuant to the Purchase Agreement the Company shall issue to Metacom 50,000 shares (the "Shares") of the Company's common stock, no par value (the "Common Stock") as partial consideration for the Assets;

     WHEREAS, the Company has agreed to provide Metacom with certain "put" rights with respect to the Shares in accordance with the terms hereof;

     NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Put Rights.

     (a) Metacom shall have the right and option (the "Put Option") to sell to the Company, and the Company shall have the obligation to buy, provided such redemption is not otherwise prohibited by applicable law, all of the Shares (collectively, the "Put Shares") during the Option Period (as hereinafter defined) at $10.00 per share (the "Put Price"). The "Option Period" shall commence on the third anniversary of the Closing Date (as such term is defined in the Purchase Agreement) and shall end on the tenth anniversary of the Closing Date, unless and to the extent the Put Option has otherwise been earlier terminated pursuant to the terms of Paragraph 1(b) below.

     (b) If at any time during which the Put Shares are publicly tradeable pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act of 1933, as amended, the daily closing price of the Common Stock on the American Stock Exchange (or such other stock exchange on which the Common Stock is listed) is greater than the Put Price specified in Paragraph 1(a) above for any Put Shares for ten (10) consecutive trading days, the Put Option shall terminate with respect to those Put Shares (whether or not those Put Shares were eligible to be put to the Company).

     2. The Put Option shall be exercisable by notice in writing sent by Metacom (a "Put Notice") to Company advising of its election to exercise the Put. Each Put Notice shall


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set forth the number of Put Shares to be sold to Company.  If Metacom  elects to put to the Company less than all of the Put Shares eligible to be put to the Company in accordance with the terms hereof, the Put Option shall terminate as to those eligible Put Shares not put to the Company. The closing of the purchase and sale of the Shares being sold by Metacom shall take place ten (10) business days after the Company's receipt of the Put Notice (the "Put Closing"). The exercise of the Put Option shall constitute an unconditional and irrevocable commitment by Metacom, on the one hand, and the Company, on the other hand, to sell and purchase, all Put Shares being put to the Company by Metacom in accordance with the provisions of this Agreement. On the date of the Put Closing, Metacom shall deliver to the Company at the Company's offices set forth in Paragraph 3 below, the certificate representing the Shares, free and clear of any lien or encumbrance thereon, accompanied by a stock power duly endorsed in blank and the Company shall deliver to Metacom in immediately available funds the aggregate Put Price for such Shares being sold to the Company, together with a stock certificate representing the Shares not sold to the Company.

     3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             if to the Company, to:

             Audio Book Club, Inc.
             20 Community Place
             P.O. Box 2346
             Morristown, NJ 07962-2346
             Attn: Michael Herrick
             Telephone No.: 973-539-1390
             Facsimile No.: 973-539-0596

             with a copy to:

             Audio Book Club, Inc.
             2295 Corporate Blvd., N.W.
             Suite 222
             P.O. Box 5010
             Boca Raton, FL 33431
             Attn: Norton Herrick
             Telephone No.: 561-241-9880
             Facsimile No.: 561-241-9887

             and


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


             Frankfurt, Garbus, Klein & Selz, P.C.
             488 Madison Avenue
             New York, New York 10022
             Attention: Gary A. Schonwald, Esq.
             Telephone No.: (212) 826-5583
             Facsimile No.: (212) 593-9175

             and

             Tenzer Greenblatt LLP
             405 Lexington Avenue
             New York, New York 10174
             Attention: Brad Shiffman, Esq.
             Telephone No.: (212) 885-5442
             Facsimile No.: (212) 885-5001

             if to Seller, to:

             Metacom, Inc.
             5353 Nathan Lane
             Plymouth, MN 55442
             Attention: Robert Ezrilov and DeeDee Drays, Esq.
             Telephone No.: 612-557-6145
             Facsimile No.:

             with a copy to:

             Lommen, Nelson, Cole & Stageberg, P.A.
             1800 IDS Center
             Minneapolis, MN 55402
             Attention: David S. Ezrilov, Esq.
             Telephone No.: 612-336-9331
             Facsimile No.: 612-339-8064

     4.   Counterparts.   This   Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     5. Amendment. This Agreement may only be amended by the parties hereto by execution of an instrument in writing signed on behalf of each of the parties hereto.


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


     IN WITNESS WHEREOF, the Company and Metacom have caused this Agreement to be signed by their duly authorized officers all as of the date first written above.


                                    AUDIO BOOK CLUB, INC.


                                    By: /s/ Norton Herrick
                                       ---------------------------
                                       Name:   Norton Herrick
                                       Title:  Co-Chief Executive Officer


                                    METACOM, INC.


                                    By: /s/ R. Ezrilov
                                       ---------------------------
                                       Name:   R. Ezrilov
                                       Title:  President


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